Exhibit 10.27

TWENTIETH OMNIBUS AMENDMENT AND PAYOFF AND REALLOCATION AGREEMENT
(Apple Ridge Funding LLC)

THIS Twentieth Omnibus Amendment and Payoff and Reallocation Agreement (this “Amendment”) is entered into this 30th day of May, 2025 for the purpose of making amendments to the documents described in this Amendment and for the purpose of setting forth the agreement of the parties hereto with respect to the payoff of a portion of the Series 2011-1 Notes and reallocations related thereto.

WHEREAS, this Amendment is among (i) Cartus Corporation, a Delaware corporation (“Cartus”), (ii) Cartus Financial Corporation, a Delaware corporation (“CFC”), (iii) Apple Ridge Services Corporation, a Delaware corporation (“ARSC”), (iv) Apple Ridge Funding LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), (v) Anywhere Real Estate Group LLC (f/k/a Realogy Group LLC), a Delaware limited liability company (“Anywhere”), (vi) U.S. Bank National Association, a national banking association (“U.S. Bank”), as indenture trustee (the “Indenture Trustee”), paying agent, authentication agent, and transfer agent and registrar, (vii) the Managing Agents party to the Note Purchase Agreement defined below, (viii) the Purchasers party to the Note Purchase Agreement defined below and (ix) Crédit Agricole Corporate and Investment Bank (“CA-CIB”), as Administrative Agent and Lead Arranger (the “Administrative Agent”).

WHEREAS, this Amendment relates to the following documents (as such documents have previously been amended):

(i)Purchase Agreement, dated as of April 25, 2000 (the “Purchase Agreement”), by and between Cartus and CFC;

(ii)Transfer and Servicing Agreement, dated as of April 25, 2000 (the “Transfer and Servicing Agreement”), by and among ARSC, as transferor, Cartus, as originator and servicer, CFC, as originator, the Issuer, as transferee, and the Indenture Trustee;

(iii)Receivables Purchase Agreement, dated as of April 25, 2000 (the “Receivables Purchase Agreement”), by and between CFC and ARSC;

(iv)Master Indenture, dated as of April 25, 2000 (the “Master Indenture”), by and between the Issuer and U.S. Bank, as indenture trustee, paying agent, authentication agent and transfer agent and registrar;

(v)Series 2011-1 Indenture Supplement dated as of December 16, 2011 (the “Indenture Supplement”; and the Master Indenture as supplemented by the Indenture Supplement, the “Indenture”) by and between the Issuer and U.S. Bank, as indenture trustee, paying agent, authentication agent and transfer agent and registrar;

(vi)Note Purchase Agreement, dated as of December 14, 2011 (the “Note Purchase Agreement”), among the Issuer, Cartus, as Servicer, the financial institutions and commercial paper conduits party thereto and the Administrative Agent, relating to the Series 2011-1 Secured Variable Funding Notes; and
(vii)Performance Guaranty, dated as of May 12, 2006 (the “Performance Guaranty”), executed by Anywhere, as Performance Guarantor, in favor of CFC and the Issuer.

WHEREAS, the Indenture Supplement, the Purchase Agreement and the Note Purchase Agreement are collectively referred to in this Amendment as the “Affected Documents”; and

WHEREAS, terms used in this Amendment and not defined herein shall have the meanings assigned to such terms in the Master Indenture, and, if not defined therein, as defined in the Indenture Supplement:

NOW, THEREFORE, the parties hereto hereby recognize and agree:

1.Amendment to Indenture Supplement. Effective as of the date hereof, the Indenture Supplement is hereby amended as follows:
(a)The definition of “Fee Letter” set forth in Section 2.01 of the Indenture Supplement is hereby amended and restated in its entirety as follows:
“Fee Letter” shall mean that certain Eighth Amended and Restated Fee Letter, dated May 30, 2025, by and among the Issuer, the Administrative Agent and the Managing Agents in connection with the Note Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
(b)The definition of “Stated Amount” set forth in Section 2.01 of the Indenture Supplement is hereby amended to delete therefrom the reference to “$200,000,000” and to substitute therefor “$180,000,000”.
(c)Section 6.01(j) of the Indenture Supplement is hereby amended and restated in its entirety as follows:
(j) the Average Days in Inventory for Appraised Value Homes for any Monthly Period (excluding from such calculation Excluded Homes and any Appraised Value Homes owned by an Originator for more than 365 days as of the close of business on the last day of such Monthly Period) equals or exceeds one hundred thirty (130) days for any Monthly Period; or
(d)Section 6.01(k) of the Indenture Supplement is hereby amended and restated in its entirety as follows:
(k) the average of the Average Days in Inventory for Appraised Value Homes for any Monthly Period and for the immediately preceding

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five (5) Monthly Periods (other than Excluded Homes and other than any Appraised Value Home owned by an Originator for more than 365 days as of the close of business on the last day of the applicable Monthly Periods included in such calculation) equals or exceeds one hundred twenty (120) days; or
2.Amendments to Note Purchase Agreement. Effective as of the date hereof, the Note Purchase Agreement is hereby amended as follows:
(a)The definition of “Commitment Termination Date” set forth in Section 1.01 of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:
“Commitment Termination Date” means January 15, 2026, or such later date to which the Commitment Termination Date may be extended in accordance with Section 2.11 of this Agreement.
(b)Section 2.11 of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:
Section 2.11. Extension of Term. The Issuer may on a single occasion, at any time prior to the date that is ninety (90) days immediately preceding the Commitment Termination Date, request that the then applicable Commitment Termination Date (the “Existing Termination Date”) be extended to May 29, 2026. Any such request shall be in writing and delivered to each Managing Agent, and shall be subject to the following conditions: (i) at no time will any Committed Purchaser’s Commitment have a remaining term of more than 364 days and, if any such request would result in any Committed Purchaser’s Commitment having a remaining term of more than 364 days, such request shall be deemed to have been made for such number of days so that, after giving effect to such extension on the date requested, such remaining term will not exceed 364 days, and (ii) none of the Committed Purchasers shall have any obligation to extend the Commitment Termination Date at any time. Each Managing Agent will (on behalf of the related Committed Purchasers) respond to any such request by providing a response to the Issuer, the Servicer and each other Managing Agent not later than thirty (30) days prior to the Existing Termination Date, provided, that (x) a failure by any Managing Agent to respond on or before the thirtieth day prior to the Existing Termination Date shall be deemed to be a rejection of the requested extension and
(y) a written response from each Managing Agent granting such request shall, subject to satisfaction of the other conditions in this Section 2.11, effect an extension of the Commitment Termination Date to May 29, 2026.
(c)Schedule II to the Note Purchase Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto.

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Schedule III to the Note Purchase Agreement is hereby amended and restated in its entirety as set forth on Exhibit B attached hereto.

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4.Amendments to Purchase Agreement. Effective as of the date hereof, the letter agreement, dated May 31, 2024, among Cartus, CFC, ARSC, the Issuer, the Indenture Trustee and the Managing Agents, regarding “Eligible Contracts and Eligible Receivables under Purchase Agreement”, is hereby terminated and of no further force or effect.
5.Waiver of Delivery. Each of the Managing Agents signatory hereto waives any prior notice or delivery requirement set forth in the Transaction Documents with respect to this Amendment (including, without limitation, pursuant to Section 10.02 of the Master Indenture and Sections 2.05(a) and 2.11 of the Note Purchase Agreement).
6.Agreement With Respect to Payoff and Reallocation; Non-Pro Rata Decrease; Consents.
(a)Payoff and Reallocation Amount. At or before 12:00 noon (New York time) on the date hereof (the “Payment Time”), Issuer shall deposit, or cause to be deposited, in the Collection Account, in immediately available funds, the applicable amounts set forth in paragraph (b)(i) below (such amounts, collectively, the “Issuer Payoff Amount”). At or before the Payment Time, each of Crédit Agricole Corporate and Investment Bank (or any Purchaser in its Purchaser Group) and The Bank of Nova Scotia (or any Purchaser in its Purchaser Group) shall deposit, or cause to be deposited, in the Collection Account, in immediately available funds, the applicable amounts set forth in paragraph (b)(ii) below (such amounts, collectively, the “Purchaser Reallocation Amount” and, together with the Issuer Payoff Amount, the “Payoff and Reallocation Amount”). The Payoff and Reallocation Amount shall be wired to the parties identified in Schedule I hereto in accordance with the applicable payment instructions set forth on Schedule II hereto.
(b)Deposits in Collection Account.
(i)Issuer hereby agrees that it will by the Payment Time, deposit (or cause to be deposited) in the Collection Account, an amount, in immediately available funds, equal to $220,065.79, which represents all accrued Monthly Interest, Monthly Program Fees and all other amounts owing as of the Payment Time to Barclays Bank PLC (“Barclays”) as Managing Agent or to the Purchasers in the Purchaser Group for which it acts as Managing Agent pursuant to the Indenture Supplement or the Note Purchase Agreement (other than the share of the Series Outstanding Amount funded by the Purchaser Group for which it acts as Managing Agent).
Crédit Agricole Corporate and Investment Bank hereby agrees that the Purchasers in its Purchaser Group will by the Payment Time, deposit (or cause to be deposited) in the Collection Account, an amount, in immediately available funds, equal to $26,157,777.78. The Bank of Nova Scotia hereby agrees that the Purchasers in its

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Purchaser Group will by the Payment Time, deposit (or cause to be deposited) in the Collection Account,

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an amount, in immediately available funds, equal to $20,032,222.22. The aggregate amounts deposited pursuant to this Section 6(b)(ii) represent the share of the Series Outstanding Amount funded by the Purchaser Group for which Barclays acts as Managing Agent. Each of the parties hereto agree that the deposit of such amounts into the Collection Account pursuant to this Section 6(b)(ii) shall constitute an Increase by the respective Purchasers.
(c)Distribution by Indenture Trustee.
(i)The Indenture Trustee is hereby authorized and directed, as Indenture Trustee under the Indenture, at the Payment Time (or, if the amounts required to be deposited into the Collection Account pursuant to paragraph (a) above have not been deposited prior to the Payment Time, at such later time that such amounts have been so deposited), to withdraw and initiate the distribution to each of the parties listed on Schedule I hereto (the “Payoff and Release Parties”) of the amounts deposited into the Collection Account as described above in accordance with the instructions set forth on Schedule II hereto.
(ii)Each of the parties hereto agrees that upon the distribution of the amounts described above in accordance with Schedule I hereto, the Series 2011-1 Note in favor of Barclays shall be paid in full and discharged and deemed by all parties hereto to be cancelled as of the date hereof. Barclays agrees to deliver the original of its Series 2011-1 Note to the Indenture Trustee as soon as practicable. The Indenture Trustee is hereby authorized and directed to cancel such Series 2011-1 Note upon receipt thereof.
(iii)These directions are irrevocable and each of the parties hereto waives all notice, timing or other requirements set forth in any of the Transaction Documents with respect to the repayment of the share of the Series Outstanding Amount funded by the Purchaser Group for which Barclays acts as Managing Agent and the cancellation of the Series 2011-1 Note in favor of Barclays. Each party hereto hereby (a) consents to this Amendment and the terms and conditions contemplated hereby, (b) directs the Indenture Trustee to consent to, accept and execute this Amendment, and (c) waives any conditions precedent or other requirements set forth in the Indenture or any of the other Transaction Documents to the Indenture Trustee’s acceptance of this Amendment. To the extent the provisions of this Amendment conflict with the Indenture, the Note Purchase Agreement or any other Transaction Document, the parties hereto agree that the terms contained herein shall be controlling.
U.S. Bank assumes no responsibility for the correctness of the recitals contained herein and shall not be responsible or accountable in any way whatsoever for, or with respect to, the validity, execution (other

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than with respect to itself) or sufficiency of this Amendment, and makes no representations with respect thereto. In entering into this Amendment, U.S. Bank shall be entitled to the benefit of every provision of the Indenture relating to the conduct of, affecting the liability of, or affording protection to it in its capacity as, the Indenture Trustee or in any of its other capacities thereunder, subject to any exceptions and restrictions contained in such provisions.
(d)Release. Effective as of the date hereof upon receipt of its portion of the Payoff and Reallocation Amount, (i) Barclays shall relinquish its respective rights and be released from its respective obligations in any capacity under the Note Purchase Agreement and each other Transaction Document, (ii) Barclays’ funding commitments (including its Commitment and obligation to fund any Increases) shall be terminated and (iii) Barclays shall cease to be a party to the Note Purchase Agreement and the other Transaction Documents and shall have no further rights or obligations thereunder except for rights and obligations which by their terms expressly survive termination of the Note Purchase Agreement and its obligations pursuant to Section 6.05 of the Note Purchase Agreement for events, actions or omissions occurring prior to the termination of Barclays’ rights and obligations under the Transaction Documents hereunder.
(e)Existing Fee Letter and Indenture Side Letter. Barclays acknowledges and agrees that notwithstanding the terms of that certain Seventh Amended and Restated Fee Letter, dated as of May 31, 2024 (the “Existing Fee Letter”), by and among the Issuer, the Administrative Agent, Barclays and the other Managing Agents party thereto or that certain letter agreement, dated May 31, 2024 (the “Existing Indenture Side Letter”), by and between the Issuer and the Indenture Trustee, regarding “Obligor Limit, Special Obligor, Specified Non-Rated Obligor and Excess Homesale Related Assets Exhibit under Master Indenture”, the consent of Barclays shall not be required in order to amend, restate, supplement or otherwise modify, or waive any provision of or provide any consent under, the Existing Fee Letter or the Existing Indenture Side Letter.
(f)Non-Pro Rata Payments. Notwithstanding any provision of the Indenture Supplement, the Note Purchase Agreement or any other Transaction Document to the contrary, each of the Managing Agents and the Purchasers hereby consents to the non-pro rata payments in respect of the share of the Series Outstanding Amount funded by the Purchaser Group for which Barclays acts as Managing Agent.
Waiver of Notice. Each party hereto acknowledges and agrees to each of the payments, terminations and releases set forth in this Section 6, and expressly waives any notice or other applicable requirement set forth in the Indenture or any other Transaction Document as a prerequisite or condition precedent to such payments, terminations and releases.

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7.Consents. To the extent that any consent of any party hereto is required under any other agreement to which it is a party for any of the transactions to be effected hereby, such party hereby grants such consent and waives any notice requirements or condition precedent to the effectiveness of any such transactions set forth in any agreement to which it is a party that has not been satisfied as of the date hereof (other than any requirements or conditions precedent set forth in this Amendment)
8.Further Assurances. The Issuer hereby reaffirms its agreements and obligations under Section 3.04 of the Master Indenture and Clause 6 of the Deed of Charge dated 16 December 2011 between the Issuer and the Indenture Trustee (the “Deed of Charge”), including, without limitation, with respect to the Charged Property (as defined in the Deed of Charge).
9.Conditions Precedent. This Amendment shall be effective upon (a) the Indenture Trustee’s receipt of counterparts to (i) this Amendment and (ii) the Fee Letter, in each case, duly executed by each of the parties thereto, (b) the Issuer’s payment of all fees required to be paid on or prior to the date hereof in accordance with the Fee Letter in accordance with the terms thereof, (c) the receipt by each Payoff and Release Party, by wire transfer of immediately available funds to the applicable account specified on Schedule II hereto, of an amount equal to its respective portion of the Payoff and Reallocation Amount and (d) the Issuer’s payment and/or reimbursement, to the extent invoiced, of the Administrative Agent’s, each Managing Agent’s and each Purchaser’s reasonable costs and expenses incurred in connection with this Amendment and the other Transaction Documents.
10.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
11.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
References to and Effect on Affected Documents. On and after the date hereof: (i) all references in any Affected Document to “this Agreement,” “hereof,” “herein” or words of similar effect referring to such Affected Document shall be deemed to be references to such Affected Document as amended by this Amendment; (ii) each reference in any of the Affected Documents to any other Affected Document and each reference in any of the other Transaction Documents among the parties hereto to any of the Affected Documents shall each mean and be a reference to such Affected Document as amended by this Amendment; and (iii) each reference in any Transaction Document among the parties hereto to any of the terms or provisions of an Affected Document which are redefined or otherwise modified hereby shall mean

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and be a reference to such terms or provisions as redefined or otherwise modified by this Amendment; provided, that,

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notwithstanding the foregoing or any other provisions of this Amendment, the amendments contained in this Amendment shall not be effective to (x) modify on a retroactive basis any representations or warranties previously made under any Affected Document with respect to Receivables transferred or purported to have been transferred prior to the date hereof, which representations and warranties shall continue to speak as of the dates such Receivables were transferred and based on the terms and provisions of the Affected Documents as in effect at such time or (y) otherwise modify the terms of any transfer or purported transfer of any Receivable transferred or purported to be transferred pursuant to an Affected Document prior to the date hereof.
12.Reaffirmation of Performance Guaranty. Effective as of the date hereof, Anywhere, in its capacity as the Performance Guarantor under the Performance Guaranty, hereby consents to this Amendment and acknowledges and agrees that the Performance Guaranty remains in full force and effect is hereby reaffirmed, ratified and confirmed.
13.No Waiver. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Affected Documents other than as set forth herein, each of which Affected Documents, as modified hereby, remains in full force and effect and is hereby reaffirmed, ratified and confirmed.
14.Issuer Representations re: Outstanding Series. As of the date hereof, the Issuer represents and warrants that the Series 2011-1 Notes are the only Notes outstanding under the Master Indenture.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

CARTUS CORPORATION

By: /s/ Stephanie A. Dempsey

Signature Page to Twentieth Omnibus Amendment and Payoff and Reallocation Agreement

Name: Title:

Stephanie A. Dempsey
Vice President

CARTUS FINANCIAL CORPORATION

By:/s/ Stephanie A. Dempsey
Name: Title:

Stephanie A. Dempsey
Vice President

APPLE RIDGE SERVICES CORPORATION

By: /s/ Stephanie A. Dempsey
Name: Title:

Stephanie A. Dempsey
Vice President

APPLE RIDGE FUNDING LLC

By: /s/ Stephanie A. Dempsey
Name: Title:

Stephanie A. Dempsey
Vice President

ANYWHERE REAL ESTATE GROUP LLC

By:/ s/ Timothy B. Gustavson
Name: Title:

Timothy B. Gustavson
Chief Accounting Officer

Signature Page to Twentieth Omnibus Amendment and Payoff and Reallocation Agreement

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee, Paying Agent, Authentication Agent and Transfer Agent and Registrar

By: /s/ Brian Giel
Name: Brian Giel
Title: Vice President

CRÉDIT AGRICOLE CORPORATE AND
INVESTMENT BANK, as Administrative Agent, a Managing Agent and a Committed Purchaser

By:    /s/ David R Nunez
Name: David R Nunez
Title: Managing Director

By:    /s/ Michael Regan
Name: Michael Regan
Title: Managing Director

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Purchaser

By: Crédit Agricole Corporate and Investment Bank, As Attorney-in-Fact

By:    /s/ David R Nunez
Name: David R Nunez
Title: Managing Director

By:    /s/ Michael Regan
Name: Michael Regan
Title: Managing Director

THE BANK OF NOVA SCOTIA, as a Managing Agent and a Committed Purchaser

By:    /s/ Elie Silver
Name: Elie Silver
Title: Managing Director

LIBERTY STREET FUNDING LLC, as a Conduit Purchaser

By: /s/ Kevin Corrigan
Nam      Kevin Corrigan
Title:    Vice President

Signature Page to Twentieth Omnibus Amendment and Payoff and Reallocation Agreement

BARCLAYS BANK PLC, as a Managing Agent

By:    /s/ Neil Bautista
Name: Neil Bautista
Title: Director

SHEFFIELD RECEIVABLES COMPANY LLC,
as a Committed Purchaser and a Conduit Purchaser

By: /s/ Neil Bautista
Name: Neil Bautista
Title: Director

Signature Page to Twentieth Omnibus Amendment and Payoff and Reallocation Agreement